Exhbit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement (No. 333-193308) on Form N-2 of Golub Capital BDC, Inc. (the Company) of our reports dated November 17, 2015, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois
March 15, 2016